                         LIMITED POWER OF ATTORNEY FOR
                        SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Vinay Shah and Abel Svitavsky of Aravive, Inc. (the "Company"),
signing individually, the undersigned's true and lawful attorney-in-fact and agent to:

(1) prepare, execute on behalf of the undersigned, and submit to the U.S.
    Securities and Exchange Commission (the "SEC") any documents necessary or advisable to obtain EDGAR access codes or make any updates to the undersigned's EDGAR access codes once obtained, enabling the undersigned to make electronic filings of reports with the SEC;

(2) execute for and on behalf of the undersigned, an officer, director or holder of 10% of more of a registered class of securities of the Company, Forms 3,
    4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of
    1934, as amended (the "Exchange Act") and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such forms or amendments with the SEC and any stock exchange or similar authority; and

(4) take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in- fact, or such attorney-in-
fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (i) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (ii) revocation by the undersigned in a signed writing delivered to the foregoing attorney-in-fact or (iii) until such attorney-in-fact shall no longer be employed by the Company or serve as a member of the Company's
Board of Directors, as applicable.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of January, 2020.

                                          /s/ Rekha Hemrajani
                                          ---------------------------------
                                          Rekha Hemrajani